UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: September 2, 2014

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 2, 2014, Liberty Silver Corp. (the “Registrant”) engaged the firm MNP, LLP (“MNP”) whose address is 701 Evans Avenue, 8th Floor, Toronto, Ontario M9C 1A3 as the principal accountant to audit the Registrant’s financial statements for the fiscal year ending June 30, 2014.

During the fiscal years ended June 30, 2013 and 2012, and the subsequent interim period prior to the engagement of MNP, neither the Registrant nor anyone on its behalf consulted with MNP regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Registrant’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event. The decision to engage MNP was recommended and approved by the Registrant’s Board of Directors.

The Registrant provided a draft copy of this report on Form 8-K to MNP prior to its filing, in order to provide MNP with the opportunity to review the disclosures provided herein and furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which MNP does not agree with the statements made by the Registrant.  The Registrant did not receive a responsive letter from MNP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: September 3, 2014